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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): MARCH 10, 2004


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-26091                52-2135448
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


          110 TURNPIKE ROAD, SUITE 203                              01581
           WESTBOROUGH, MASSACHUSETTS                            (Zip Code)
    (Address of principal executive offices)


                                 (508) 871-7046
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

TC PipeLines, LP ("Partnership") owns a 30% general partner interest in Northern Border Pipeline Company ("Northern Border Pipeline"). The remaining 70% is owned by Northern Border Partners, L.P. ("Northern Border Partners"), a publicly traded limited partnership controlled by affiliates of Enron Corp. ("Enron"). Two of Northern Border Partners' general partners, Northern Plains Natural Gas Company ("Northern Plains") and Pan Border Gas Company ("Pan Border"), are owned by Enron. In addition, all of the common stock of Portland General Electric Company ("PGE") is owned by Enron. As the owner of PGE's common stock, Enron is a holding company for purposes of the Public Utility Holding Company Act of 1935 ("PUHCA").

On December 31, 2003, Northern Border Pipeline filed with the Securities and Exchange Commission ("SEC") a current report on Form 8-K stating that the SEC had issued an order on December 29, 2003 denying two applications filed by Enron seeking exemption under Section 3(a)(1), 3(a)(3) and 3(a)(5) of PUHCA. In addition, in its Form 8-K, Northern Border Pipeline stated that Enron and other related entities had filed for an exemption under Section 3(a)(4) of PUHCA. The application claimed, for each of the applicants, an exemption as a public utility holding company based on the temporary nature of the applicants' current or proposed interest in PGE, as described in Enron's and certain of its subsidiaries' Chapter 11 plan.

On February 6, 2004, Enron filed an application with the SEC requesting authorization for, among other items, certain transactions specific to Northern Border Partners and its subsidiaries, including a request to permit Northern Border Partners to declare and pay distributions. Further, the application sought authority for Northern Border Partners to invest as much as an additional $1 billion in natural gas gathering, processing, storage and transportation assets and to issue and sell debt and equity securities as may be required to fund such investments or acquisitions.

On March 9, 2004, Enron registered as a holding company under PUHCA and Enron requested leave to withdraw the application. By order dated March 9, 2004, the SEC granted withdrawal of the application and dismissed the proceeding.

On March 10, 2004, Northern Border Partners, L.P. issued a press release, which is incorporated by reference from Northern Border Pipeline Company's 8-K filed today, announcing that the SEC has granted Enron's request on behalf of Northern Border Partners, which includes its subsidiary Northern Border Pipeline, to allow Northern Border Partners to declare and pay distributions. The approval is part of the SEC order issued March 9, 2004, after Enron registered as a holding company under PUHCA. The authorizations are effective until the earlier of the deregistration of Enron under PUHCA or July 31, 2005.

Northern Border PipeLine have advised TC PipeLines and TC PipeLines believes that this SEC action will minimize the potential for Northern Border Pipeline's business to be adversely impacted by Enron's regulation under PUHCA.

For additional information please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003, and September 30, 2003. The SEC orders discussed above are available at www.sec.gov.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TC PipeLines, LP

                                      By: TC PipeLines GP, Inc.,
                                          its general partner

Dated:  March 10, 2004                By:     /s/  Russell K. Girling
                                          --------------------------------
                                          Russell K. Girling
                                          Chief Financial Officer